UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 17, 2010
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400 Los Angeles, California (Address of Principal Executive Offices)	90067 (Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 Entry into a Material Definitive Agreement.
Overview
On March 17, 2010, International Lease Finance Corporation, as borrower (the “Company”), entered into a new $750,000,000 secured term loan agreement (the “2010 Secured Term Loan 1”). On the same date, an indirect, wholly owned subsidiary of the Company, as borrower (the “Subsidiary Borrower”), entered into a new $550,000,000 secured term loan agreement (the “2010 Secured Term Loan 2” and together with the 2010 Secured Term Loan 1, the “Secured Term Loans”). The obligations of the Subsidiary Borrower under the 2010 Secured Term Loan 2 are guaranteed on an unsecured basis by the Company and on a secured basis by certain wholly owned subsidiaries of the Company. The Company intends to use the funds from the Secured Term Loans for general corporate purposes, including the repayment of its existing indebtedness.
2010 Secured Term Loan 1
Maturity and Interest. The 2010 Secured Term Loan 1 matures on March 17, 2015 and bears interest at LIBOR plus 4.75%, payable quarterly in arrears, with a LIBOR floor of 2.0%. Any principal, interest or other amounts overdue under the loan will bear interest at a rate of 2.0% above the interest rate then borne under such loan. The 2010 Secured Term Loan 1 is repayable in full on its maturity date with no scheduled amortization.
Security Interest and Ranking. The 2010 Secured Term Loan 1 will initially be secured by a portfolio of 43 aircraft and all related equipment and leases (“Aircraft Collateral 1”), with an average appraised base market value as of March 2010 of approximately $1.34 billion, equal to an initial loan-to-value ratio of approximately 56%. Subject to substitution rights, the portfolio of the pledged aircraft will be required to meet certain concentration criteria, including age of aircraft, region of lessees, model type of aircraft, and manufacturer of aircraft.
Mandatory Prepayment. If the ratio of (A) the sum of the outstanding principal balance of the 2010 Secured Term Loan 1 to (B) the most recent appraised value of Aircraft Collateral 1 is ever greater than 63%, the Company must prepay, without penalty or premium, a portion of the 2010 Secured Term Loan 1 or grant additional aircraft collateral (subject to certain concentration criteria) so that the ratio is equal to or less than 63%.
The 2010 Secured Term Loan 1 does not require prepayment upon the sale or occurrence of an event of loss with respect to any of the pledged aircraft provided that the loan-to-value ratio does not exceed 63%.
Voluntary Prepayment. During the first year, if the Company voluntarily prepays the 2010 Secured Term Loan 1 in part or in full, the amount prepaid will be subject to a 1% prepayment premium. The Company may voluntarily prepay the 2010 Secured Term Loan 1 in part or in full at any time without penalty or premium after the first year.
The 2010 Secured Term Loan 1 does not impose a prepayment premium on the Company if the prepayment is made (i) to comply with the loan-to-value ratio of 63% or less, except if made in connection with a sale, substitution or removal of a pledged aircraft (other than a substitution or removal of a pledged aircraft that has suffered an event of loss), or (ii) as a result of an event of loss suffered by a pledged aircraft (so long as the prepayment amount does not exceed the appraised value of such aircraft).
Covenants and Events of Default. The 2010 Secured Term Loan 1 contains limitations on the ability of the Company and its subsidiaries to create liens on the Aircraft Collateral 1 (other than certain permitted liens), consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and to enter into transactions with affiliates. The 2010 Secured Term Loan 1 also contains customary events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the loan, the failure to comply with certain covenants and agreements specified in the loan agreement for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding amounts under the 2010 Secured Term Loan 1 may become due and payable immediately.
2010 Secured Term Loan 2
Maturity and Interest. The 2010 Secured Term Loan 2 matures on March 17, 2016 and bears interest at LIBOR plus 5.0%, payable quarterly in arrears, with a LIBOR floor of 2.0%. Any principal, interest or other amounts overdue under the loan will bear interest at a rate of 2.0% above the interest rate then borne under such loan. The 2010 Secured Term Loan 2 is repayable in full on its maturity date with no scheduled amortization.
Initial Funding. The net cash proceeds from the 2010 Secured Term Loan 2 will be deposited initially into a pledged cash collateral account (the “Cash Collateral Account”) and released to the Subsidiary Borrower from time to time as aircraft are transferred to certain subsidiaries of the Subsidiary Borrower (“SPEs”). A portfolio of 37 aircraft and all related equipment and leases, with an average appraised base market value as of March 2010 of approximately $969 million, equal to an initial loan-to-value ratio of approximately 57%, has been identified and approved for transfer to the SPEs (the “Designated Pool Aircraft”). Subject to substitution rights, the portfolio of Designated Pool Aircraft will be required to meet certain concentration criteria, including age of aircraft, region of lessees, model type of aircraft, and manufacturer of aircraft. Funds will be released at an advance rate equal to 56% of the initial appraised value of the Designated Pool Aircraft transferred to the SPEs.
Security Interest and Ranking. The 2010 Secured Term Loan 2 will be secured by (a) a pledge of 100% of the equity interests of the Subsidiary Borrower and its subsidiaries, including, without limitation, indirect subsidiaries of the Subsidiary Borrower which are expected over time to own the Designated Pool Aircraft, and (b) a pledge of any existing and future intercompany indebtedness among the Subsidiary Borrower and its subsidiaries and (c) the Cash Collateral Account, subject to release of funds as described above.
Mandatory Prepayment. If the ratio of (A) the sum of the outstanding principal balance of the 2010 Secured Term Loan 2 that has been released to the Subsidiary Borrower as described above to (B) the most recent appraised value of Designated Pool Aircraft which have been transferred to the SPEs is ever greater than 63%, the Subsidiary Borrower must prepay, without penalty or premium, a portion of the 2010 Secured Term Loan 2 or transfer additional Designated Pool Aircraft to the SPEs (subject to certain concentration criteria) so that the ratio is equal to or less than 63%.
The 2010 Secured Term Loan 2 does not require prepayment upon the sale or occurrence of an event of loss with respect to any of the Designated Pool Aircraft provided that the loan-to-value ratio does not exceed 63%.
Voluntary Prepayment. During the first and second year of the 2010 Secured Term Loan 2, if the Subsidiary Borrower voluntarily prepays the 2010 Secured Term Loan 2 in part or in full, the amount prepaid will be subject to a 2% and 1% prepayment premium, respectively. The Subsidiary Borrower may voluntarily prepay the loan in part or in full at any time without penalty or premium after the second year.
The 2010 Secured Term Loan 2 does not impose a prepayment premium on the Subsidiary Borrower if the prepayment is made (i) to comply with the loan-to-value ratio equal to or less than 63%, except if made in connection with a sale, substitution or removal of any Designated Pool Aircraft that has been transferred to the SPEs (other than a substitution or removal of any Designated Pool Aircraft that was transferred to the SPEs and has suffered an event of loss), or (ii) as a result of an event of loss suffered by a Designated Pool Aircraft that has been transferred to the SPEs (so long as the prepayment amount does not exceed the appraised value of such aircraft).
Covenants and Events of Default. The 2010 Secured Term Loan 2 contains limitations on the ability of the Subsidiary Borrower and its subsidiaries to create liens (other than certain permitted liens), incur additional indebtedness (other than certain permitted subordinated indebtedness), consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and to enter into transactions with affiliates. The 2010 Secured Term Loan 2 also contains customary events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the loan, the failure to comply with certain covenants and agreements specified in the loan agreement for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding amounts under the 2010 Secured Term Loan 2 may become due and payable immediately.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Alan H. Lund
Alan H. Lund
Vice Chairman and Chief Financial Officer

DATED: March 17, 2010